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Exhibit 21
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Subsidiaries of Cabot Noble, Inc. (a Delaware corporation):
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Name                                    State of Incorporation
----                                    ----------------------

Phar-Mor, Inc.                          Pennsylvania

      Phar-Mor of California, Inc.      Delaware

      Phar-Mor of Delaware, Inc.        Delaware

      Phar-Mor of Florida, Inc.         Pennsylvania

      Phar-Mor of Michigan, Inc.        Michigan

      Phar-Mor of Milwaukee, Inc.       Wisconsin

      Phar-Mor of Nevada, Inc.          Delaware

      Phar-Mor of Ohio, Inc.            Ohio

      Phar-Mor of Texas, Inc.           Delaware

      Phar-Mor of Virginia, Inc.        Virginia

      Phar-Mor of Wisconsin, Inc.       Wisconsin

      Phar-Mor Real Estate, Inc.        Delaware

      PM Investments, Inc.              Delaware (Investment Holding Company)

      PM Real Estate Holdings, Inc.     Delaware (Investment Holding Company)

      Strouss GP Corp.                  Ohio

      Wisconsin Beverage Company        Wisconsin


ShopKo Stores, Inc.                     Minnesota

      ShopKo Properties, Inc.           Minnesota

      ShopKo Pharmacies, Inc.           Michigan

      SVS Trucking, Inc.                Minnesota

      ShopKo Ventures-Duluth, Inc.      Minnesota

      ProVantage, Inc.                  Minnesota

      ProVantage Prescription           Minnesota
      Benefit Management Services, Inc.

      ProVantage Vision                 Minnesota
      Management Services, Inc.

      Bravell, Inc.                     Wisconsin

      ProVantage Mail Services, Inc.    Minnesota

      ProVMed, Inc.                     application pending

      ProVantage Prescription           Wisconsin (L.L.C.)
      Management Services, L.L.C.